DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (this "AGREEMENT") is entered into as of May 1, 2000 (the "EFFECTIVE DATE") by and between SCHOLASTIC INC., a New York corporation with offices at 555 Broadway, New York, New York 10012 ("SCHOLASTIC") and STAR E-MEDIA CORPORATION, a Nevada corporation with offices at 188 Technology Drive, Suite B, Irvine, California 92618 ("DISTRIBUTOR").

                                    RECITALS

WHEREAS, Scholastic designs, develops, manufactures, markets and distributes certain multimedia and interactive software in various formats and for various platforms.

WHEREAS, Distributor markets and distributes certain multimedia and interactive software for selected platforms through its channels of distribution, including without limitation the Permitted Channels, as defined herein.

WHEREAS, Distributor desires the right to market, distribute and sell the Scholastic software described herein and Scholastic desires to grant Distributor the right to so market, distribute and sell such software on the terms and conditions set forth herein.

THEREFORE, in consideration of the promises, agreements, covenants, representa-tions and warranties herein contained, Scholastic and Distributor agree as follows:

1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the indicated meanings:

1.1     "CD-ROM"  means  Compact  Disc-Read  Only  Memory.

1.2 "DERIVATIVE WORK" means: (a) without limitation, any computer program, work product, service, improvement, supplement, modification, alteration, addition, revision, enhancement, new version, new edition, remake, sequel, translation, adaptation, design, plot, theme, character, story line, concept, scene, audio-visual display, interface, element or aspect, in any medium, format, use or form whatsoever, whether interactive or linear and whether now known or unknown (including but not limited to sound recordings, phono records, computer-assisted media, games, books, magazines, periodicals, merchandise, animation, home videos, radio, motion pictures, cable and television), that is derived in any manner, directly or indirectly, from any Scholastic Property or Product, or any part or aspect of any thereof, or that uses or incorporates and Scholastic Property or Product, or any part or aspect of any thereof; (b) any "derivative work" of any Scholastic Property or Product, or any part or aspect of any thereof, as defined in the Copyright Law of the U.S., Title 17 U.S.C. (101 et seq. (the "COPYRIGHT LAW"); and (c) any material or documentation related to any of the foregoing.

1.3 "SCHOLASTIC AFFILIATES" means Scholastic and all of its related, affiliated and subsidiary companies.

1.4 "SCHOLASTIC PROPERTIES" means, with respect to any product, Translated Product and collectively with respect to all Products and Translated Products (as the context may require), all scenes and characters (together with their likenesses and names) and designs (including without limitation marks and

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logos),  and  all  art,  animation, video and other audiovisual material, sound, music, and text (including without limitation fonts), owned or licensed by Scholastic which are depicted or used in such Product, Products, Translated Product or Translated Products.

1.5     "DOLLARS"  and  the  sign  "$"  each  mean  lawful  money  of  the  U.S.

1.6 "END USER" means any third party that acquires a Translated Unit for personal use and/or in classroom use (without a view to resell, lease, license or otherwise further commercially distribute such Unit or any component thereof) from Distributor.

1.7     "FLOPPY  DISK"  means  a 3.5 inch disk capable of storing computer data.

1.8 "INTELLECTUAL PROPERTY RIGHTS" means any and all (by whatever name or term known or designated) tangible and intangible and now known or hereafter existing (a) rights associated with works of authorship throughout the universe, including but not limited to copyrights (including without limitation the sole and exclusive right to prepare "derivative works" (as defined in the Copyright
Law) of the copyrighted work and to copy, manufacture, reproduce, distribute copies of, modify, publicly perform and publicly display the copyrighted work and all derivative works thereof), moral rights (including without limitation any right to identification of authorship and any limitation on subsequent modification) and mask-works, (b) rights in and relation to the protection of trademarks, service marks, trade names, goodwill, rights in packaging, rights of publicity, merchandising rights, advertising rights and similar rights, (c) rights in and relating to the protection of trade secrets and confidential information, (d) patents, designs, algorithms and other industrial property rights and rights associated therewith, (e) other intellectual and industrial property and proprietary rights (of every kind and nature throughout the universe and however designated) relating to intangible property that are analogous to any of the foregoing rights (including without limitation logos, character rights, "rental" rights and rights to remuneration), whether arising by operation of law, contract, license or otherwise, (f) registrations, applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force throughout the universe (including without limitation rights in any of the foregoing), and (g) rights in and relating to the sole and exclusive possession, ownership and use of any of the foregoing throughout the universe, including without limitation the right to license and sublicense, franchise, assign, pledge, mortgage, sell, transfer, convey, grant, gift over, divide, partition and use (or not use) in any way any of the foregoing now or hereafter (including without limitation any claims and causes of action of any kind with respect to, and any other rights relating to the enforcement of, any of the foregoing).

1.9 "PERMITTED CHANNELS" means Trade Channels and School Channels. As used herein: "Trade Channels" means wholesalers, jobbers, independent sales representatives, direct mail, telemarketing, catalog sales, retail chains and independent retailers where software is sold; "School Channels" mean any and all private schools, public schools, religious schools, school districts, school boards, and state or local departments of education, including any educational use by handicapped and/or disabled students, community centers, neighbor-hood houses, hospitals or other health institutions, after school programs, libraries, juvenile houses or halls, camps or camping organizations, direct mail to school, and catalog excluding without limitation the following which shall be exclusively reserved for Scholastic and Scholastic Affiliates: all United States Department of Defense, U.S. Embassy dependent schools and programs, American

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schools  and  programs,  International  schools  and  programs and U.S. Military schools wherever located; Scholastic Book Clubs, Scholastic Software Clubs and Scholastic-branded Fairs and Scholastic Affiliates within the Territory. As used herein: "Scholastic Book Club" means through the use of Scholastic-branded flyers; "Scholastic Software Club" means through the use of Scholastic-branded flyers; and Scholastic-branded Fair" means Scholastic-branded fairs.

1.10 "PRODUCT OR PRODUCTS" means the software products developed by or for Scholastic listed on Exhibit A attached hereto.
                        ----------

1.11 "TRANSLATION OR TRANSLATED" means all revisions, modifications, dele-tions, additions, localizations, translations and/or adaptations of the Products and Units in the Spanish language and appropriate to the customs of Brazil, Colombia, Venezuela, Peru, Argentina, Costa Rica, Guatemala, El Salvador, Mexico and Spain and translated by Distributor under this Agreement.

1.12    "TRANSLATED  PRODUCT  OR  TRANSLATED  PRODUCTS"   means  the  Translated
version of the Products in the Spanish language only and translated by Distributor under this Agreement.

1.13 "UNIT" means a single, shrink-wrapped package of a Product containing one CD-ROM or Floppy Disk, as applicable, and its related User Documentation.

1.14 "TRANSLATED UNIT" means a single, shrink-wrapped package of a Trans-lated Product containing one CD-ROM or Floppy Disk, as applicable, and its related Translated User Documentation.

1.15 "USER DOCUMENTATION" means, with respect to any Product and collect-tively with respect to all Products (as the context may require), (a) the user's manual for such Product, in booklet form, which shall be printed "four color" on the front and back and in black and white on all text pages; (b) the end user license agreement and related warranties and disclaimers for such Product, which in Scholastic's sole discretion, shall be included either as a part of the user's manual for such Product or in a separate black and white booklet (the "End User License"); (c) other information not otherwise included in the user's manual or End User License for such Product further instructing End Users in the use and operation of such Product (such as an errata sheet, technical notes, and additional warranties and disclaimers and customer support information); (d) all registration cards and other related materials for such Product; (e) a separate sticker, blow-in insert, or pre-printed sleeve, bag or envelope, in each case advising of the contents of the End User License so that the same may be read without opening the sealed package containing the CD-ROM or Floppy Disk for such Product; (f) promotional inserts (such as catalogs, brochures or flyers) and such other documents included with such Product as Scholastic may provide or approve in its sole discretion; (g) all packaging and label artwork and information.
1.16 "TRANSLATED USER DOCUMENTATION" means, with respect to any Translated Product and collectively with respect to all Translated Products (as the context may require), (a) the user's manual for such Translated Product, in booklet form , which shall be printed "four color" on the front and back and in black and white on all text pages; (b) the end user license agreement and related warranties and disclaimers for such Translated Product, which, in Scholastic's sole discretion, shall be included either as a part of the user's manual for such Translated Product or in a separate black and white booklet (the "Translated End User License"); (c) other information not otherwise included in

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the  user's  manual  or  Translated End User License for such Translated Product further instructing End Users in the use and operation of such Translated Product (such as an errata sheet, technical notes, additional warranties and disclaimers and customer support information); (d) all registration cards and other related materials for such Translated Product; (e) a separate sticker, blow-in insert, or pre-printed sleeve, bag or envelope, in each case advising of the contents of the Translated End User License so that the same may be read without opening the sealed package containing the CD-ROM or Floppy Disk for such Translated Product; (f) promotional inserts (such as Translated Product as Scholastic may provide or approve in its sole discretion; (g) all packaging and label artwork and information.

1.17 "TERMINATION DATE" means the date upon which any termination of this Agreement, for any reason whatsoever (including expiration in accordance with the terms hereof due solely to the passage of time), becomes effective.

1.18 "TERRITORY" is Brazil, Colombia, Venezuela, Peru, Argentina, Costa Rica, Guatemala, El Salvador, Mexico and Spain (excluding any non-contiguous possessions, territories, dependencies or protectorates of such countries.)
1.19 "TRANSLATED UNIT ROYALTY OR TRANSLATED UNIT ROYALTIES", for each Translated Product, means the royalty paid by Distributor to Scholastic for each Translated Unit sold by Distributor thereof hereunder, determined in accordance with Section 7.1 and Exhibit A hereof.
                         ----------

1.20 "WORK PRODUCT" means any and all results or proceeds of the services of Distributor, and of all persons and entities rendering services, in connection with any promotional materials, Translated Promotional Materials and/or Translations from the inception of Distributor's and such persons' or entities' efforts with respect thereto, in each case including all physical embodiments thereof, (as such term is defined in Section 6.1 hereof) and each and every constituent portion and element thereof (including without limitation all original designs, artwork, characters and slogans) produced, by or on behalf of Distributor. Notwithstanding the foregoing, Distributor and Scholastic expressly intend to exclude from this definition of Work Product, Distributor's proprietary trademark and logo which pre-exist this Agreement.

1.21 "TRANSLATED STORYLINE SCRIPTS" means the Spanish-language storyline scripts supplied to Distributor by Scholastic for the following Products:
Chato's  Kitchen  and  Why  Mosquitoes  Buzz  in  People's  Ears.

1.22 "TRANSLATED JEWEL-CASE UNIT" means a single, shrink-wrapped package in a jewel case of a Translated Product containing one CD-ROM or Floppy Disk, as applicable, and the Translated User Documentation without the box packaging.

1.23 "SCHOLASTIC PURCHASE PRICE", for each Translated Product, means the price at which Scholastic purchases a Translated Unit or a Translated Jewel-Case Unit thereof hereunder, determined in accordance with Section 7.7 and Exhibit B
                                                                       ---------
hereof.

1.24 "SCHOLASTIC ROYALTY OR ROYALTIES", for each Translated Unit or Trans-lated Jewel-Case Unit, means the royalty paid by Scholastic to Distributor for each Translated Unit or Translated Jewel-Case Unit sold by Scholastic thereof hereunder, determined in accordance with Sections 3.5 and 7.8 and Exhibit B hereof.

1.25 "SCHOLASTIC TERRITORY" means worldwide excluding Brazil, Colombia, Venezuela, Peru, Argentina, Costa Rica, Guatemala, El Salvador, Mexico and Spain.

1.26 "TRANSLATED MASTER DISCS" means duplication-ready, compact disc-read only memories or other optical media, whether now existing or hereinafter devised, containing data that can be read, accessed or manipulated by optical or laser technologies bearing the Translated version of the Product titles identified in Exhibit A.

1.27 "TRANSLATED MASTER PRINT COMPONENTS" means camera-ready Translated user Documentation and labels for the Translated Master Discs for the Product titles identified in Exhibit A hereof.

1.28 "SCHOLASTIC TRANSLATION OR TRANSLATIONS" means the Spanish-language version of the Units that has been translated by Scholastic and supplied by Scholastic to Distributor under this Agreement.

2.      TERM

2.1. TERM. The term of this Agreement shall commence upon the Effective Date (provided that it has been executed and delivered by both parties hereto), and shall continue until March 31, 2002 unless terminated earlier in accordance with Section 16.1 or Section 16.2 hereof (the "TERM").

2.2. NO RENEWAL. Neither party shall be under any obligation to renew or extend the operation of this Agreement or to enter into any new agreement with the other party following the expiration of the Term. Neither party shall be under any obligation of any kind whatsoever to the other party by reason of any failure or refusal to renew or extend the operation of this Agreement or to enter into any new agreement with the other party, following the expiration of the Term.

3.      APPOINTMENT  AS  DISTRIBUTOR  AND  TERRITORY.

3.1.    GRANT  OF  RIGHTS.
        (a) Subject to the terms and conditions of this Agreement, Scholastic grants to Distributor a non-exclusive right to Translate the products and Units pursuant to Section 4, reproduce copies of the Translated Products and Translated Units and the exclusive right to advertise, market, distribute and sell such Translated Units within the Territory and solely through the Permitted Channels during the Term.

        (b) This Agreement does not permit Distributor to, and Distributor shall not, under any circumstances, advertise, market, sell or distribute any Translated Unit (i) outside the Permitted Channels' (ii) in any other channel or market (whether labor, business, professional, industry or institutional), (iii) in any manner where Distributor knows, or in the exercise of prudent business judgment should know, that such activity ultimately will result in the exporting of such Translated Unit outside the Territory, (iv) to governmental or public benefit entities or authorities, or (v) in "Duty Free" shops.

        (c) This Agreement does not permit Distributor to and Distributor shall not under any circumstances without Scholastic's prior written approval distribute any Translated Product other than as individual stand-alone Translated Units, in each case with all packaging and Translated User Documentation intact and in the form approved by Scholastic. Without limiting the foregoing, Distributor is expressly forbidden from distributing any Translated Product by any means of electronic distribution or transmission (including without limitation, over the Internet, via any online service or through television, cable or satellite) provided, however, Distributor may distribute Products hereunder when Distributor obtains orders therefore from the Internet when such orders are placed by customers within the Territory and within the Permitted Channels and Distributor fulfills such orders by shipping Units within the Territory and Permitted Channels only.

        (d) Distributor shall directly distribute to sub-distributors and End Users all Translated Units authorized for distribution hereunder.
     Distributor acknowledges, agrees and shall ensure that any such sub-distributor shall be obligated to comply with all of the terms of this Agreement. Distributor shall bear all costs of distribution of Translated Units under this Agreement.

3.2. NO RIGHT TO REPRODUCE, MODIFY OR REVERSE ENGINEER. Except as provided in Sections 4.1 (a) and for the Translations only, nothing in this Agreement shall be construed as giving Distributor any right to, and Distributor agrees that it shall not, and shall not permit or assist any employee, officer, director, agent, contractor, parent, subsidiary, affiliate, joint venturer or partner of Distributor (each a "DISTRIBUTOR AFFILIATE"), or any other party to manufacture, modify or adapt all or any part of any Translated Unit, Unit, Translated Product or Product or otherwise make copies of all or part of any Translated Unit, Unit, Translated Product or Product onto any media (whether for error correction or other License and as set forth above in Section 3.1 (a). Distributor agrees that it shall not, and shall not permit or assist any Distributor Affiliate or other party to, disassemble, decompile or reverse engineer all or any part of any Product or Translated Product. Without limiting the materiality of any other term of this Agreement, the failure of Distributor to comply with the provisions of this Section 3.2 shall be considered a material breach of this Agreement.

3.3. RESALE REQUIRED. Distributor shall not, and shall not permit or assist any Distributor Affiliate or other party to, lend or rent any Unit or Translated Unit to any other person or entity. Distributor shall not, and shall not permit or assist any Distributor Affiliate or other party to, use or display any Unit or Translated Unit in any manner except in accordance with this Agreement.

3.4. NO CONFUSINGLY SIMILAR PRODUCTS. Distributor recognizes and acknow-ledges the vital importance to Scholastic of the characters and other proprietary material Scholastic owns and creates, and the association of the Scholastic name therewith. In order to prevent the denigration of Scholastic's property and the value of its association with the Scholastic name, and in order to ensure the dedication of Distributor's best efforts to preserve and maintain that value, Distributor agrees that, in the Territory and during the Term, Distributor shall not advertise, market, sell or distribute any software or other materials embodying or displaying any artwork, music, designs or other representation which Scholastic determines, to be substantially similar to or likely to cause confusion with any Scholastic Property or other Scholastic proprietary material. Distributor shall not utilize the Scholastic name or the names of any of the characters or other proprietary material owned by Scholastic in any products or in the title of any products owned or distributed by distributor, other than the Translated Products.

3.5. RESERVED RIGHTS. All rights not specifically and expressly granted by Scholastic to Distributor are hereby reserved by Scholastic. Without limiting the foregoing, Scholastic reserves to itself and the other Scholastic Affiliates the right, directly or through third parties, to manufacture, package, advertise, market, distribute or sell any Product or Units thereof through all United States Department of Defense, U.S. Embassy dependent schools and programs, American schools and programs, International schools and programs, American schools and programs, International schools and programs and U.S.
Military schools wherever located; Scholastic Book Clubs, Scholastic Software Clubs and Scholastic-branded Fairs in the School to Home Market and Scholastic Affiliates within the Territory during the Term and to Translate such Products or Units.

Scholastic reserves to itself and the other Scholastic Affiliates the exclusive right, directly or through third parties, to purchase from Distributor Translated Units and Translated Jewel-Case Units at a per Translated Unit or a per Translated Jewel-Case Unit price determined in accordance with Section 7.7 and  Exhibit  B  hereof,  and  to  advertise,  market and distribute or sell any
     ----------
Translated  Units  and  Translated  Jewel-Case  Units  thereof in the Scholastic
Territory  during  the  Term.

Scholastic further reserves to itself and other Scholastic Affiliates the non-exclusive right, directly or through third parties, to manufacture Translated Programs from the Translated Master Discs of the Product titles identified in Exhibit A and the non-exclusive right to manufacture Translated User
   ----------
Documentation from the Translated Master Print Components of the product titles identified in Exhibit A and the exclusive right to advertise, market, distribute
              ---------
and sell such Translated Units solely within the Scholastic Territory during the Term paying to Distributor the Scholastic Royalty determined in accordance with
Section  7.8  and  Exhibit  B  hereof.
                   ----------

4.      TRANSLATIONS  AND  APPROVALS

4.1. TRANSLATIONS. Subject to Scholastic's approval as set forth herein, all Translations to the Products and Units done by or on behalf of Distributor, including but not limited to the Translated Products' titles, shall be faithful and accurate with only such modifications to the Products as may be necessary to achieve a competent and idiomatic translation. Such modifications shall not materially change the meaning or otherwise materially alter the Products. Distributor shall Translate the titles of the Products into Spanish and only use such Translated titles. Additions to abridgments of or other modifications in the text or Product title may be made only with the prior written approval of Scholastic. Distributor shall use the text of the Translated Storyline Scripts for the story portions of the Translated products, Chato's Kitchen and Why Mosquitoes Buzz in People's Ears only, with such usage being faithful and accurate. Distributor shall provide its own Translation of all other portions of the Translated Products and Translated Units, Chato's Kitchen and Why Mosquitoes Buzz in People's Ears.

4.2. Materials Submitted for Scholastic's Review and Approval. Subject to the approval of Scholastic as set forth herein, Distributor shall have the non-exclusive right: 1) to place its logo on the Translated Products and Translated Units on the front cover of the packaging, the rear cover of the packaging, the front cover of the Translated User Documentation, the bumper screen of the Translated Product, the labels of the CD-ROMs or Floppy disks containing the Translated Products, and Translated Promotional Materials (as defined herein) and 2) and obligation to create and use the Translated User documentation in connection with the Translated Units. Distributor shall submit copies of the following materials for Scholastic's prior written approval:
        (a) all packaging, labels, advertising and Translated Promotional Materials.
        (b)    All  Translated  user  Documentation and instructional materials.
        (c) A written functional specification of all purposed modifications to the Products including but not limited to the Products' script, images, artwork, navigation, menus, screens, animation, music, sound effects, game content and/or voices.
        (d) A written statement explaining all proposed revisions to the content, style packaging and navigation of the Products, including but not limited to the Products' script, artwork, navigation, menus, screens, animation, music, sound effects, game content, and/or voices.

        (e)    Functional  sample  screens,  including  any  bumper   or  credit
     screens.
        (f) "Alpha and Beta Disks". As used in this section, "Alpha Disk" means a version of the Translated Product in which all of the Translated Product's components are present, all features are implemented, all navigational and interface issues are resolved and all text and copy is written and in final form and any existing errors do not interfere with functionality; "Beta Disk means a version of the Translated Product in which all of the Translated Product's features are implemented, all movies, sounds and Translated Product's features are implemented, all movies, sounds and other multimedia elements are complete, all final settings (such as but not limited to system requirements, extensions and fonts) are in place and all "Material Errors", "Priority 1 Errors" and "Priority 2 Errors" have been corrected. "Material Errors" means errors in software execution that cause abnormal termination of the functionality of the Translated Product on the computer; "Priority 1 Errors" mean function errors that terminate execution of the Translated Product or force the user to restart the user's computer; and "Priority 2 Errors" means function errors that do not force the user to quit the Translated Product or restart the computer, but prohibit 100% performance of the Translated Product. 4.3. SCHOLASTIC'S APPROVAL. Scholastic shall use reasonable business efforts to provide Distributor with such approval and/or disapproval on all submitted materials within fourteen (14) business days of Scholastic's receipt of such materials. All revisions, modifications, additions and Translations of the Products shall be subject to the prior written approval of Scholastic, including but not limited to Distributor's inclusion of its logo and the placement thereof on the Translated Units. However, no submitted materials shall be deemed approved unless Distributor receives from Scholastic such approval in writing.

4.4. EXPENSES. All expenses associated with the Translations of the Units shall be borne solely by Distributor.

4.5 CREDITS. Distributor shall Translate and reproduce all materials in the Units, including but not limited to all existing creative, performing and production credits in and on the Products and Units and in the packaging or promotion of the Units exactly as they appear in the Products and Units, unless otherwise instructed by Scholastic. At the sole discretion of Scholastic, Distributor shall place Scholastic's name, trademark, and logo, and all applicable notices on the Translated Units where appropriate, subject to Scholastic's prior written approval.

5.      MARKETING  EFFORTS  AND  RELEASE  DATES.

5.1. MARKETING COMMITMENT. Distributor shall use best efforts to vigorously and aggressively advertise, market, distribute and sell Translated Units throughout the Permitted Channels within the Territory and, in doing so, shall ensure that its marketing and advertising efforts are in accordance with high quality and good taste and will be comparable to the highest quality marketing efforts in the Territory for competitive products. All Translated Product selections, catalog placements, advertising (including catalogs), marketing and publicity and every association of Distributor with Scholastic (including any reference to the "Scholastic" name and any Scholastic character), shall be subject to Scholastic's prior written approval in accordance with the procedure for the approval of Translated Promotional Materials set forth in Section 6.1 hereof. Distributor shall submit a marketing plan to Scholastic no later than November 1, 2000.

5.2. PRODUCT MANAGER. At all times during the Term, distributor shall provide Scholastic with a "Product Manager" who shall be primarily (though not exclusively) dedicated to the Translated Products and who shall be satisfactory to Scholastic. The Product Manager shall be a designated individual employee of distributor who shall be available to Scholastic during Distributor's regular business hours. The Product Manager shall maintain continuous, but not necessarily daily, contact with such personnel of Scholastic as Scholastic may from time to time designate, shall be fully familiar with Scholastic's method of operation in general and the Scholastic Products in particular, shall coordinate the performance by distributor of its obligations under this Agreement, and shall promptly respond to all Scholastic inquiries, both oral and written. GENE ABBADESSA is hereby initially appointed by Distributor and is deemed reasonably satisfactory by Scholastic, as the Product Manager. The Product Manager's contact at Scholastic for all issues related to the Translated Products or to this Agreement shall initially be the DIRECTOR, INTERNATIONAL MARKETING, ALEEN STEIN, or such other person as named by Scholastic.

5.3. MARKETING PRACTICES. Distributor shall (a) conduct business in a manner that reflects favorably at all times on the Translated Units and the good name, goodwill and reputation of Scholastic; (b) avoid deceptive, misleading or unethical practices that are or might be detrimental to Scholastic, and Translated Product or the public, including, but not limited to, disparagement of Scholastic or any Translated Product; (c) make no false or misleading representations with regard to Scholastic or any Translated Product; (d) not publish or employ or cooperate in the publication or employment of any misleading or deceptive advertising material; (e) make no representations, warranties or guaranties to anyone with respect to the specifications, features or capabilities of any Translated Product that are inconsistent with its related Translated User Documentation or any literature distributed by Scholastic; and

(f) not engage in illegal or deceptive trade practices such as bait and switch techniques or any other practices proscribed hereunder.

5.4. RELEASE DATE. Distributor shall release for sale the Translated Units in the Territory on the following date (the "RELEASE DATE"): by December 1, 2000.

6.      PROMOTIONAL  RIGHTS.

6.1 Subject to Section 4.2 above, Scholastic hereby grants to Distributor a non-exclusive license to: 1) Translate and reproduce the Scholastic Properties and create Translated User Documentation solely for use within the Territory during the Term in advertising and promotional materials in connection with the Translated Units, (advertising and promotional materials incorporating Scholastic Properties are referred to collectively herein as the "Translated Promotional Materials", and 2) use Translated User Documentation in connection with the Translated Units; provided however, that Distributor shall submit the Translated Promotional Materials and Translated User Documentation to Scholastic for its written approval prior to any use thereof. Distributor shall procure Scholastic's approval of Translated Promotional Materials and Translated user Documentation in two steps: first, when Distributor has put the Translated
                                -----
Promotional Materials in rough or story board format and the Translated User Documentation in rough draft; and second, when Distributor has put the
                                       ------
Translated Promotional Materials and Translated User Documentation in final form. Printed matter submitted to Scholastic for approval hereunder shall be submitted with two (2) additional copies thereof. If Scholastic provides Distributor with forms for use in the submission of Translated Promotional Material and/or Translated User Documentation approval requests, Distributor shall use the same. Scholastic shall endeavor to provide its approvals or disapprovals of Translated Promotional Materials and Translated User Documentation submitted at each step reasonably promptly; provide however, that all Translated Promotional Materials and Translated User documentation not approved in writing by Scholastic within ten (10) days of Scholastic's written receipt of Distributor's request for approvals shall be deemed disapproved.
Scholastic's approval or disapproval of Translated Promotional Materials submitted at each step shall be in Scholastic's sole discretion, and the use of unapproved Translated Promotional Materials or Translated User Documentation is strictly prohibited. Translated Promotional Materials and Translated User Documentation not approved by Scholastic in writing shall be deemed unlicensed and shall not be utilized. During the Term, Distributor shall provide Scholastic with such reasonable quantities of samples of the Translated Promotional Materials to the extent it exists in final form as Scholastic may from time to time request and at no expense to Scholastic.

6.2 All costs of all advertising and promotions shall be borne by Distributor. At Distributor's request, Scholastic may (in Scholastic's sole discretion) support the creative production of Translated Promotional Materials, such as providing art and copy. Scholastic may from time to time make available for purchase by Distributor point-of-sale materials and promotional items prepared by Scholastic. If Distributor elects to purchase such materials and/or items for use in connection with its promotional efforts for the Translated Products, the cost thereof shall be paid by Distributor upon being invoiced by Scholastic. Upon such purchase, such point-of-purchase materials and promotional items shall be deemed "Translated Promotional Materials" for all purposes of this Agreement except the approval requirements of Section 6.1 hereof.

6.3 Distributor shall obtain prior written approval, not to be unreasonably withheld, of Scholastic regarding any promotional activity relating to Translated Units or Translated Products and shall not, without Scholastic's sole discretion), sell or otherwise provide any Translated Unit for use in fund-raisers, sweepstakes, contests or similar activities or provide Translated Units for use as prizes, premiums or give-aways.

6.4 Distributor shall not utilize the Translated Promotional Materials or any part thereof in connection with any Products or services other than the Translated Units or solely to promote Distributor and, without limiting the materiality of any other Term of this Agreement, such use shall be considered a material breach of this Agreement.

6.5 In designing and implementing Translated Promotional Materials, Distributor shall be entitled, subject to the other provisions of this Section 6 and to the provisions of Sections 12 and 13 hereof, to use such trademarks and trade names as are provided by Scholastic to distributor for this purpose; provided that (a) Distributor shall not create a unitary composite mark involving any such trademark or trade name and (b) Distributor agrees that all use of such trademarks and trade names shall inure to the benefit, and be on behalf, of Scholastic.

7.      CONSIDERATION  AND  PAYMENT.

7.1. TRANSLATED UNIT ROYALTIES. During the Term, Distributor shall pay to Scholastic the Translated Unit Royalty rate as set forth on Exhibit A attached
                                                              ---------
hereto.

7.2.    PAYMENT  FORMS.  All payments due hereunder shall be made within  thirty
(30) days of Distributor's sale via check sent to Scholastic Inc., New Media Division Finance Department, 555 Broadway, New York, New York 10012 Attention:
Scott Lennett. However, Scholastic may change such recipient of all payments due hereunder, by providing Distributor with written notice of such change. All payments shall be made in Dollars, free of any currency control or other restriction. Where applicable, the currency exchange rate for any payment shall be calculated as of the applicable due date therefor.

7.3. SALES REPORTS. Within ten (10) days after the end of each calendar month during which any Translated Units are sold, Distributor shall provide Scholastic with a written report setting forth, for the applicable month, the number of Translated Units of each Translated Product sold.

7.4.    AUDITS.  Distributor  agrees  to  keep and preserve, for at least  three
(3) years after the Termination Date, accurate records of all transactions relating to this Agreement. In particular, Distributor shall ensure that all its records shall identify the Translated Units separately from other goods not licensed hereunder. At all times during the Term and for a period of three (3) years thereafter Scholastic and its agents, employees, and representatives shall have the right, at any time during Distributor's normal business hours and upon reasonable prior to notice to Distributor, to examine and make extracts of all such records, including invoices, book of account, computer and database information, and documents, correspondence and other records that relate to the sale and distribution of Translated Units. All information obtained by Scholastic as a result of any audit pursuant to this Section 7.4 shall be subject to the confidentiality restrictions set forth in Section 14 hereof.

7.5. DISTRIBUTOR TO DETERMINE ITS OWN RESALE PRICES. Distributor is free to determine its own resale prices for Translated Units unilaterally. Although Scholastic may publish suggested wholesale or retail prices for any Translated Unit, these are suggestions only and Distributor shall be entirely free to determine the actual prices at which Translated Units are to be sold to its customers. Each party understands that neither Scholastic nor any employee or representative of Scholastic may give any special treatment (favorable or unfavorable) to Distributor as a result of its selection of prices. No employee or representative of Scholastic nor anyone else associated or affiliated with Scholastic has any authority to tell Distributor what its prices for Translated Units must be or to inhibit in any way Distributor's pricing discretion with respect to Translated Units.

7.6. TAXES. Distributor shall be solely responsible for any applicable sales, use value, added or other tax, tariff, duty or assessment levied or imposed (including without limitation any withholding thereof which Distributor may be required to make or collect on payments to Scholastic hereunder) arising out of or related to any of the transactions contemplated under this Agreement (including without limitation the distribution of the Translated Units and, if applicable, the production and manufacture of Translated Units thereof), other than any tax based on Scholastic's net income in the U.S. Distributor shall pay directly, or reimburse or gross-up Scholastic for, the amount of such sales, use, value added or other tax, tariff, duty or assessment which Scholastic is at any time obligated to pay or collect. Distributor shall promptly furnish Scholastic with the official receipt of any payment of such sales, use, value added or other tax, tariff, duty or assessment by Distributor to the appropriate taxing authority. Upon Scholastic's request therefor, Distributor shall also provide Scholastic with copies of resale certificates or other documents evi-dencing to Scholastic's reasonable satisfaction any exemption which Distributor claims from any sales, use, value added or other tax (including without limitation any withholding tax), tariff, duty or assessment that Scholastic reasonably determines it would have to pay or collect arising out of or related to any of the transactions contemplated under this Agreement in the absence of such an exemption.

Distributor shall take out and file the appropriate withholding taxes with the appropriate taxing authorities for the monies paid to Scholastic hereunder and provide Scholastic with a receipt and proof of payment of all such filings.

7.7. SCHOLASTIC TRANSLATED UNIT AND TRANSLATED JEWEL-CASE UNIT PURCHASE PRICE. During the Term, Scholastic may purchase Translated Units and Translated Jewel-Case Units from Distributor for distribution through the Scholastic Territory at a per Translated Unit or a per Translated Jewel-Case Unit price determined in accordance with Exhibit B hereof.
                                  ----------

7.8. SCHOLASTIC ROYALTIES. During the Term, Scholastic shall pay to Distributor the Scholastic Royalty rate as set forth on Exhibit B attached
                                                              ---------
hereto for Translated Units and/or Translated Jewel-Case Units that are created by Distributor and do not incorporate Scholastic translations. Scholastic shall not pay Scholastic Royalties on the following Translated Units and/or Trans-lated Jewel-Case Units, which will be created using Scholastic Translations:
Usborne's Animated First Thousand Words and I'm Ready for Kindergarten: Huggly's Sleepover.

8.      MINIMUM  GUARANTEE,  SELL-OFF  AND  DESTRUCTION.

8.1. MINIMUM GUARANTEE. Distributor shall pay Scholastic eighty thousand five hundred dollars ( $80,500.00) as a non-refundable, recoupable, non cross collateralized Minimum Guarantee which is recoupable against the Translated Unit Royalties (the "MINIMUM GUARANTEE"). Distributor shall pay the Minimum Guarantee to Scholastic as follows: (a) thirty-eight thousand five hundred twenty-five dollars ($38,525.00) for the Translated Units I'm Ready for Kindergarten:
Huggly's Turtle Rescue, I'm Ready for Kindergarten: Huggly's Sleepover, Scholastic SuperPrint Deluxe, Math Shop Deluxe, and Usborne's Animated First Thousand Words upon mutual execution of this Agreement; (b) eighteen thousand nine hundred seventy-five dollars ($18,975.00) for the Translated Units I'm ready for Kindergarten: Huggly's Turtle Rescue, I'm Ready for Kindergarten:
Huggly's Sleepover, Scholastic SuperPrint Deluxe, Math Shop Deluxe and Usborne's Animated First Thousand Words on or before February 1, 2001; (c) fifteen thousand four hundred ten dollars ($15,410.00) for the Translated Units Chato's Kitchen and Why Mosquitoes Buzz in People's Ears on or before November 1, 2001; and (d) seven thousand five hundred ninety dollars ($7,590.00) for the Translated Units Chato's Kitchen and Why Mosquitoes Buzz in People's Ears on or before March 1, 2002.

8.2. SELL-OFF, REPURCHASE OR DESTRUCTION. Scholastic reserves the right to buy back, as of the Termination Date, any excess, unsold Translated Units in Distributor's inventory, at Distributor's cost or instruct Distributor to destroy such Translated Units and provide Scholastic with an affidavit attesting to the destruction of such Translated Units. For any inventory of Translated units that Scholastic did not buy back or have Distributor destroy, Distributor may sell such Translated Units from such inventory solely within the Territory provided that such sales are made by within three (3) months of such termination date and provided further that this Agreement expired in accordance with its terms solely due to the passage of time and Distributor has fully complied with the terms of this Agreement. This Section is expressly subject to Section 2.2 above.

9.      PRODUCT  AVAILABILITY  AND  PRODUCT  CHANGES.

9.1 Without further obligation to Distributor of any kind whatsoever, Scholastic reserves the right in its sole discretion at any time to (i) discontinue the production, distribution or licensing of any Product and/or Translated Product; (ii) change the design or specifications of any Product and/or Translated Product and any part thereof; and (iii) change its service, warranty or other policies regarding any Product and/or Translated Product. Scholastic agrees to attempt to consult with Distributor prior to the occurrence of any event indicated in the preceding sentence. However, Distributor ack-nowledges that Scholastic's ability to so consult with Distributor may be limited by competitive, marketing and other factors (including without limi-tation trade secret and confidentiality concerns), and accordingly agrees that Scholastic shall not be liable in any respect should Scholastic fail to consult with Distributor prior to actually taking any action that results in any such event. Notwithstanding the foregoing, Scholastic shall notify Distributor in writing no later than thirty (30) days after the occurrence of any such event. Within thirty (30) days after its receipt of such notice, Distributor shall adjust its marketing and distribution activities permitted hereunder to take into account such event. Distributor agrees to execute an amendment or addendum to this Agreement relating to any of the foregoing, to the extent deemed necessary or appropriate by Scholastic.

9.2 Although Scholastic may consider requests from Distributor to add additional Scholastic Products to Exhibit A during the Term, the addition of any
                                  ---------
such additional Scholastic product shall be determined by Scholastic in its sole discretion and Scholastic shall have no obligation whatsoever to make any such additional Scholastic product available to Distributor for the purpose of this Agreement. The addition any such additional Scholastic product to Exhibit A
                                                                       ---------
hereto, if Scholastic is prepared to agree to the same, shall be conditioned upon Scholastic and Distributor agreeing to mutually acceptable arrangements with respect to such additional Scholastic product (including without limitation the applicable Translated Unit Royalties for such additional Scholastic product) and the execution by Scholastic and Distributor of an amendment or addendum to this Agreement setting forth the relevant details with respect thereto.

10.     TRANSLATED  PRODUCT  SUPPORT.

10.1. RESPONSIBILITY GENERALLY. Distributor will manage all customer service matters concerning the sale, installation and use of Translated Products and/or Translated Units.

10.2. TRANSLATED PRODUCT EXPERTISE. Distributor and its staff shall be conversant with the Translated Products and similar software Products in general, and shall develop sufficient knowledge of the industry, of the Translated Products and of Products competitive with the Translated Products (including specifications, features and benefits) so as to be able to explain the Translated Products in detail to End Users and potential End Users. Distributor shall conduct or provide for any training of its personnel that may be necessary to impart such knowledge.

10.3.   TRANSLATED  UNIT  RETURNS.   Distributor  agrees  to  honor  any  refund
requests received from End Users pursuant to the terms of the applicable Translated Unit warranty. Distributor may return any such returned Translated Unit to its inventory if the Translated Unit is in salable condition. Distributor shall instruct End Users to make all refund requests with respect to Translated Units sold by Distributor directly to Distributor and not to Scholastic.

10.4. NOTIFICATION OF CLAIMED OR SUSPECTED DEFECTS. No later than ten (10) days after Distributor learns of the same (whether directly or through an End
User), Distributor shall notify Scholastic in writing of any claimed or suspected defect in any Translated product. DISTRIBUTOR SHALL HAVE THE RIGHT TO CORRECT ANY SUCH DEFECT, AND Scholastic MAKES NO WARRANTY, AND HEREBY SPECIFICALLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, THAT ANY SUCH DEFECT BROUGHT TO ITS ATTENTION WILL BE CORRECTED.

10.5. ONLINE INFORMATION. Subject to Sections 3.1 (c) and 6.1, Distributor shall have the right to provide information regarding the Translated Products for customer service and information purposes only, on an Internet Web page owned by Distributor (or such other equivalent network system now or hereafter developed) ("On-line information"). Notwithstanding anything to the contrary, Distributor shall have no right under this Agreement to solicit or accept orders for any Translated Products and/or Translated Units through the use of any On-line Information, except as specified in Section 3.1(c) herein.

11.     OWNERSHIP  OF  PROPRIETARY  RIGHTS.

11.1. Except as specifically and clearly granted herein, it is understood that Scholastic s not granting to Distributor, and Distributor does not acquire, by the operation of this Agreement or otherwise, any right to, or interest in, the name "Scholastic" or any derivation of the name "Scholastic", any Scholastic Property or any Intellectual Property Right of any Scholastic Affiliate.

11.2. Except as specifically and clearly set forth in this Agreement, nothing herein, nor the exercise of any rights granted Distributor hereunder, conveys to Distributor, and Distributor shall not have or acquire, and shall not purport to have or acquire, whether for any platform or in any format or otherwise, any Intellectual Property Rights or any other right, interest or title to any Product, Unit, Translated Product or Translated Unit. Distributor agrees that it shall not at any time assert or claim any interest in, or do anything that may adversely affect the validity or enforceability of, any Intellectual Property Right belonging to or licensed by Scholastic. Distributor acknowledges and agrees that Scholastic is the creator and author of the Products and Translated Products and all Intellectual Property Rights and every other right, interest and title therein, including without limitation the copyrights (and all renewals and extension thereof) in and to each of the foregoing, are and shall be the Property of Scholastic.

11.3. As between Scholastic and Distributor, Scholastic retains all Intel-lectual Property Rights in and to the Products, the Units, the Translated Products, the Translated Units, Translated Promotional Materials and any and all Materials that may be provided by Scholastic, and Distributor shall not have or acquire, and shall not purport to have or acquire, any right, title, or interest in any of the foregoing, Distributor agrees that any and all Work Product shall be deemed produced, specially ordered and commissioned at Scholastic's request and direction, and shall be considered works-made-for-hire for Scholastic. Scholastic, its successors, privies and assigns, shall exclusively own all Intellectual Property Rights, in perpetuity and in all languages, embodied in or pertaining to all Work Product and all Derivative Works, and Distributor hereby makes a full, irrevocable, present assignment and transfer, in perpetuity, to Scholastic of (a) all such Intellectual Property Rights, (b) all contracts, agreements, assignments, licenses, documents and/or instruments pursuant to which Distributor may have heretofore acquired or may hereafter acquire such Intellectual Property Rights, and (c) all releases, warranties, indemnities and undertakings acquired by Distributor in connection with Distributor's services with respect to any Work Product. Distributor acknowledges that there are, and may be future Rights that Distributor may otherwise become entitled to with respect to any Work Product or any Derivative Work that do not yet exist, as well as new uses, media, means and forms of exploitation throughout the universe employing current and/or future technology yet to be developed; the parties specifically intend the foregoing full, irrevocable, present and perpetual assignment and transfer of Rights to Scholastic to include all such now known and unknown uses, media, means and forms of exploitation, throughout the universe.

11.4. Nothing herein, nor the exercise of any Rights granted Distributor hereunder, conveys to Distributor, and Distributor shall not have or acquire, and shall not purport to have or acquire, any Intellectual Property right or any other right or title to, or interest in, any Product, Translated Product or any part or aspect thereof (including without limitation any Scholastic Property), any Work Product or any Derivative Work. Distributor agrees that it shall not at any time during or after the Term assert or claim any interest in, or do anything that may adversely affect the validity or enforceability of, any Intellectual Property Right belonging to or licensed by Scholastic (including any act, or assistance to any act, which may infringe or lead to the infringement of any such right in any Work Product). In the event Distributor has any Intellectual Property Rights in and to any Work Product or any Derivative Work that cannot be assigned or transferred to Scholastic as provided above, Distributor hereby unconditionally waives, and agrees not to assert, such Rights (including without limitation any and all moral Rights, including any right to identification of authorship or any limitation on subsequent modification). Distributor also shall procure that each person and entity who contributes to any Work Product or any Derivative Work wave and agree not to assert any such Rights (including without limitation any and all moral Rights, including any right to identification of authorship or any limitation on subsequent modification that such person or entity may have therein. In the event Distributor has any Intellectual Property Rights in and to any Work
Product or any Derivative Work that cannot be assigned or transferred to Scholastic as provided above and cannot be so waived, Distributor hereby grants to Scholastic an irrevocable, exclusive, worldwide, royalty-free license in perpetuity to exercise all Intellectual Property Rights in and to the foregoing.

11.5. Scholastic shall be deemed the creator and author of all Work Product and all Intellectual Property Rights and every other right, interest and title therein shall be the Property of Scholastic when produced. Scholastic shall be entitled to full ownership of the original and all copies of all Work Product. Distributor acknowledges that Scholastic may register in the Territory or elsewhere the copyright for any Work Product or any Derivative Work thereof now existing or hereafter developed in any and all media, or delivered through any and all means of delivery, now known or hereafter conceived or created, in its own name or that of any of its designees for the full term of copyright and all renewals and extensions thereof. Scholastic may utilize, distribute and otherwise exploit in any manner any Work Product and derivative Work thereof now existing or hereafter developed without any royalty or other obligation to Distributor.

11.6. Scholastic shall have the sole and exclusive right to possession and custody of all Work Product and Materials provided by Scholastic. Possession by Distributor or any third party of any Work Product or any such material is solely for the purpose of fulfilling Distributor's obligations under this Agreement and in now way shall be deemed or construed to grant, license or otherwise convey any Rights to Distributor or any other party in the same, by any means, including without limitation, any insolvency, creditor or other laws of any jurisdiction. Scholastic may at any time require Distributor to deliver to Scholastic or its designee any or all Work Product, in whatever state of completion, or any Materials provided by Scholastic. Upon receipt of Scholastic's written request therefore, Distributor shall immediately deliver to Scholastic or its designee such originals or copies of such Work Product or any such material as Scholastic shall have indicated in such request. Distributor retains no Rights to use any Work Product or any such material and agrees not o challenge the validity of the ownership by Scholastic of Rights therein and shall promptly deliver the same to Scholastic upon completion of Distributor's services under this Agreement. Distributor further agrees that at all times during the term, Scholastic and its agents, employees and representatives shall have the right, at any time during Distributor's normal business hours and with prior notice to Distributor, to enter Distributor's premises in order to take repossession of all Work Product and all Materials provided by Scholastic, in which case Distributor shall forthwith surrender to Scholastic such Work Product and such Materials.

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11.7.   Distributor  shall,  and  shall  cause  every party acting under  it  in relation to this Agreement to, execute any and all documents and do such other acts requested at any time by Scholastic as may be required to evidence, perfect, confirm and/or further effect the Rights granted Scholastic under this section 11. in the event Distributor fails to execute and deliver any such documents and instruments promptly upon request therefore by Scholastic, Scholastic is hereby authorized and appointed attorney-in-fact of and for Distributor to make, execute and deliver any and all such documents and instruments, it being understood that such power is coupled with an interest and is therefore irrevocable.

12.     PROTECTION  OF  PROPRIETARY  RIGHTS.

12.1. Distributor shall implement adequate control measures to protect Scholastic's Intellectual Property Rights and to cooperate in Scholastic's efforts to protect such Intellectual Property Rights. Without limiting the foregoing, Distributor shall maintain all Units, Translated Units, Products, Translated Products, Promotional Materials, Translated Promotional Materials and any Materials provided by Scholastic hereunder in a safe and secure condition and shall take commercially reasonable measures to ensure adequate security at its facilities to prevent unauthorized duplication, loss or theft of any such Unit, Translated Unit, Product, Translated Product, Promotional Materials, Translated Promotional material or any other material provided by Scholastic.

12.2. Scholastic shall provide Distributor with appropriate notices of copy-right in Scholastic's name, and Distributor shall place, in such manner and form as Scholastic shall direct, such copyright notices on all Translated Promotional Materials. In no event shall Distributor alter, remove, obscure, erase or deface or otherwise hide from view, any such notices or any other copyright, trademark or other proprietary Rights notice of scholastic contained on or incorporated in any Translated Promotional material, any Translated Unit, or any other material provided by Scholastic.

12.3. Distributor shall not do any act or omit to take any act or permit any act to be taken or not to be taken that would cause any Product or Translated
Product to vest in the public domain anywhere in the territory, and if any notice shall be necessary to protect any of Scholastic's Intellectual Property Rights in any Product or Translated Product, Distributor shall, in accordance with and subject to the provisions of section 6 hereof, cause such notice to be affixed to each Translated Unit thereof there circulated, in accordance with the terms of all pertinent domestic and international conventions pertaining to Intellectual Property Rights.

12.4. This Agreement only grants to Distributor a license to transfer Translated Units to end users, and does not transfer any right, title, or interest in or to any Unit, Translated Unit, Product or Translated Product to Distributor, or any Distributor Affiliate. Notwithstanding any "purchase" or "sale" or similar language contained herein, Distributor acknowledges that the Translated Units are licensed as indicated in this section 12.4.

13.     LITIGATION.

Distributor shall promptly report to Scholastic (a) any infringement of any of Scholastic's Intellectual Property Rights by any Distributor Affiliate or any

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other person or entity, (b) any infringement by any such person or entity of any right granted to Distributor hereunder and (any unauthorized copying or distribution of any Product, Translated Product, Unit or Translated Unit or any component thereof (including without limitation any artwork or music contained therein) by any such person or entity. Scholastic may, in its sole discretion, undertake to prosecute necessary actions to prevent such infringement or any unlicensed or unauthorized distribution. In the event Distributor shall be joined in any such litigation, the decisions of the counsel of Scholastic with reference to matters of procedure, conduct of such litigation and/or the handling thereof, shall prevail and Distributor shall cooperate with and assist Scholastic's counsel. Any recovery shall be the sole property of Scholastic.

14.     CONFIDENTIAL  INFORMATION

14.1. Confidential Information Defined. Both parties may, under this Agreement, have access to and acquire knowledge from, material, data, systems and other information concerning the operation, business, financial affairs, products, customers and Intellectual Property Rights or other aspects of the other party that may not be accessible or known to the general public (referred to herein as "CONFIDENTIAL INFORMATION"). 'Confidential Information" also includes (the terms of this Agreement and the fact of its existence and (any information or materials that either party obtains from any third party that such party treats as proprietary or designates as Confidential Information, whether or not owned by such party. "Confidential Information" does not include information that either party can document in reasonable detail and to the other party's satisfaction: (i) is known by the receiving party at the time of receipt from the other party and is not subject to any other non-disclosure agreement between the parties; (ii) is now, or hereafter becomes, generally known to the industry through no fault of the receiving party; or (iii) is otherwise lawfully and independently developed by the receiving party, or lawfully acquired from a third party without any obligation of confidentiality.

14.2. NO DISCLOSURE. Any Confidential Information acquired by either party shall not be used, published or divulged by such party to any other person or entity in any manner whatsoever without the prior clear and express written approval of the other party, which approval other party may withhold in its sole discretion.

The existence of this Agreement and such details regarding its subject matter as are reasonably necessary to permit performance of Distributor's obligations hereunder may be disclosed by Distributor to persons and entities to be engaged by Distributor in connection with its services under this Agreement; provided however, prior to any such engagement Distributor shall cause each such person and entity to sign an employment or nondisclosure agreement that contains provisions in substance similar to those included in this Section 14 prohibiting the further disclosure and use by such person or entity of any Confidential Information. Distributor agrees to deliver copies of all such agreements to Scholastic upon request. Distributor shall, and shall cause its employees, agents and every other person and entity it employs in connection with its services under this Agreement to, protect and safeguard the Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use or disclosure of the Confidential Information as Distributor uses to protect its own confidential or proprietary information of a like nature. In the event that Distributor is directed by court order to disclose any portion of any Confidential Informa-tion or any other materials proprietary to Scholastic in conjunction with a governmental or judicial proceeding or arbitration, Distributor shall immediately notify Scholastic both orally and in writing. Distributor agrees to provide Scholastic with reasonable cooperation and assistance in obtaining a suitable protective order and in taking any other steps to preserve confi-dentiality. Upon any termination or expiration of this Agreement or upon Scholastic's request, Distributor shall immediately return all materials embodying Confidential Information to Scholastic. Without limiting any other non-disclosure obligation of Distributor or any other rights and remedies that Scholastic may have under this Agreement, Distributor specifically acknowledges that Distributor's disclosure of amounts payable to Scholastic hereunder could have a detrimental effect on Scholastic's business, the extent of which could be difficult, if not impossible to establish and that any disclosure of such information by Distributor in violation of the terms hereof shall be deemed a material breach of this Agreement.

14.3. PUBLISHED REPORTS. Without limiting the generality of any of the fore-going, the parties specifically agree that any reports concerning Confidential Information that are not made or authorized by Scholastic and that appear publicly prior to Scholastic's official disclosure of such Confidential Information shall not release Distributor from its obligations hereunder with respect to such Confidential Information.

14.4. NO CONFIDENTIAL INFORMATION OF OTHER PARTIES. Distributor represents and warrants that it shall not use in the course of its performance hereunder, and shall not disclose to Scholastic, any confidential information of any third party (including competitors of Scholastic or Distributor) unless Distributor is expressly authorized in writing by such third party to do so.

14.5. PUBLICITY. Each party agrees that any press release it proposes to issue with regard to the execution of this Agreement shall be subject to the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in
Section 5.1 hereof, Distributor shall not directly or indirectly issue or permit the issuance of any publicity regarding, or grant any interview, or make any public statements whatsoever concerning, ( Scholastic, this Agreement or Distributor's services hereunder without prior coordination with and approval by Scholastic, which approval may be granted or withheld in Scholastic's sole discretion, or ( any Product or Translated Product without prior coordination with and approval by Scholastic, which approval shall not be unreasonably withheld or delayed. In particular and without limiting any of the foregoing, Distributor shall not pre release any Translated Product or any portion thereof without prior coordination with and approval by Scholastic, which approval may be granted or withheld in Scholastic's sole discretion. Distributor shall not, and shall have no right to, release, distribute or disclose to any third party any of the materials provided by Scholastic hereunder without the prior written consent of Scholastic, which consent may be granted or withheld by Scholastic in its sole discretion.

14.6 SPECIFIC PERFORMANCE. The parties specifically acknowledge and agree that the provisions of this Section 14 are reasonable and necessary for the protection of the Confidential Information and to prevent damage or loss to Scholastic. Distributor understands and agrees that Scholastic may suffer irreparable harm if Distributor fails to comply with any of its obligations under this Section 14, and that monetary damages in such event would be inadequate to compensate Scholastic. Consequently, Distributor agrees that in such event Scholastic shall be entitled, in addition to such monetary relief as may be recoverable at law, to such injunctive or other equitable relief as may be necessary to restrain any threatened, continuing or further breach by

Distributor, without showing or proving any actual damages sustained by Scholastic, without bond.

15.     REPRESENTATIONS,  WARRANTIES,  LIMITATIONS  AND  INDEMNIFICATION

15.1. REPRESENTATIONS AND WARRANTIES OF DISTRIBUTOR. Distributor represents and warrants that (a) it has the right, power and authority to enter into this Agreement and to fully perform its obligations under this Agreement and to grant the rights granted or agreed to be granted hereunder; (b) the making of this Agreement by it does not violate any agreement existing between it and any other person or entity, and throughout the Term it shall not make any agreement with any person or entity that is inconsistent with any of the provisions of this Agreement; (c) it complies, and at all times during the Term shall comply with all applicable laws in effect at the time duties are performed under this Agreement and in all dealings with respect to the Products, Units, Translated Products, Translated Units and Translated User Documentation; (d) it is, and at all times during the Term shall be, the holder of all consents necessary, if any, for it to perform its obligations hereunder; (e) it has the experience and skill to perform the services required to be performed by it hereunder; (f) it shall perform such services in accordance with generally accepted professional standards and in an expeditious and economical manner consistent with sound professional practices; (g) it is adequately financed to meet any financial obligation that it may be required to incur under this Agreement; (h) the Translations, Translated Promotional Materials and Translated User Documentation do not infringe upon any proprietary right of a third party, including but not limited to any copyright, trademark, trade secret and/or patent; and (i) Distributor shall not issue any press releases or use the Scholastic name, trademark and/or logo or any other property of Scholastic other than as specifically set forth herein.

15.2. NO EXPECTATIONS. Distributor acknowledges and agrees that (a) it has no expectation and has received no assurances that its business relationship with Scholastic will continue beyond the Termination Date, that any investment by it in the Translation, promotion or distribution of Translated Units will be recovered or recouped, or that it will obtain any anticipated amount of profits by virtue of this Agreement; and (b) it shall not have or acquire by virtue of this Agreement any vested, proprietary or other right in the Translations or promotion of Translated Units or Translated Products or in any goodwill created by its efforts.

15.3. INDEMNIFICATION BY DISTRIBUTOR. Distributor agrees to, and shall, indemnify, defend and hold harmless Scholastic and all other Scholastic
Affiliates and their respective directors, shareholders, officers, agents, employees, successors and assigns from and against any and all claims, demands, suits, actions, judgments, damages, costs, losses, expenses (including attorneys fees and expenses) and other liabilities arising from, in connection with or related in any way to, directly or indirectly, (a) its performance of this Agreement, (b) any and all promotional activities relating to Translated Units or Translated Products, (c) any breach or alleged breach of any of the representations, warranties, undertakings or agreements made by it under this Agreement or (d) any act or omission of it or any Distributor Affiliate in connection with this Agreement. Scholastic shall promptly notify Distributor of any such claim. Distributor shall bear full responsibility for the defense (including any settlements); provided however, that (i) Distributor shall keep Scholastic informed of, and consult with Scholastic in connection with the progress of such litigation or settlement; and (ii) Distributor shall not have any right, without Scholastic's written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of any Scholastic Affiliate.

15.4    REPRESENTATIONS  AND  WARRANTIES  OF  SCHOLASTIC.

        (a) Scholastic represents and warrants that (it has the right, power and authority to enter into this Agreement; and (the making of this Agreement by it does not violate any agreement existing between it and any other person or entity.
        (b) Except for the foregoing representations and warranties, THE PRODUCTS AND UNITS ARE PROVIDED "AS IS". SCHOLASTIC SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO (i) ANY WARRANTY THAT ANY PRODUCT, TRANSLATED PRODUCT, UNIT OR TRANSLATED UNIT OR ANY PART OR ASPECT THEREOF DOES NOT INFRINGE UPON OR VIOLATE ANY INTELLECTUAL PROPERTY RIGHT OF ANY PARTY, AND (ii) IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AS TO ANY PRODUCTS, UNITS OR SERVICES PROVIDED BY SCHOLASTIC UNDER THIS AGREEMENT.

15.5    LIMITATION  OF  LIABILITY.

        (a) IN NO EVENT SHALL SCHOLASTIC BE LIABLE UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY LOSS OF PROFIT OR ANY OTHER COMMERCIAL DAMAGE, INCLUDING WITHOUT LIMITATION INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR OTHER DIRECT OR INDIRECT DAMAGES OF ANY NATURE, FOR ANY REASON, INCLUDING WITHOUT LIMITATION THE BREACH OF THIS AGREEMENT, ANY EXPIRATION OR TERMINATION OF THIS AGREEMENT, CLAIMS ALLEGING THAT ANY PRODUCT, TRANSLATED PRODUCT, UNIT OR TRANSLATED UNIT OR ANY PART OR ASPECT THEREOF INFRINGES UPON OR VIOLATES ANY INTELLECTUAL PROPERTY RIGHT OF ANY PARTY OR CLAIMS ARISING FROM THE MALFUNCTION OF OR DEFECTS IN ANY PRODUCT OR UNIT, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT, (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF SCHOLASTIC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        (b) IN NO EVENT SHALL SCHOLASTIC'S LIABILITY FOR ANY CLAIM ARISING OUT OF THIS AGREEMENT EXCEED THE AGGREGATE AMOUNT PAID TO SCHOLASTIC BY DISTRIBUTOR UNDER THIS AGREEMENT DURING THE CALENDAR QUARTER IN WHICH SUCH CLAIM ACCRUES.

        (c) THIS SECTION 15.5 HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR SCHOLASTIC TO ENTER INTO THIS AGREEMENT AND DISTRIBUTOR ACKNOWLEDGES AND AGREES THAT SCHOLASTIC WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE LIMITATIONS OF LIABILITY IN THIS AGREEMENT.

15.6. NO PASS THROUGH OF WARRANTY OBLIGATIONS. SCHOLASTIC DOES NOT MAKE BY VIRTUE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, AND SCHOLASTIC HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY TO ANY END USER,
DEALER OR OTHER THIRD PARTY, WITH RESPECT TO ANY TRANSLATED UNIT PURCHASED OR DISTRIBUTED BY DISTRIBUTOR PURSUANT TO THIS AGREEMENT, INCLUDING, BUT NOT
LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. DISTRIBUTOR SHALL NOT HAVE THE RIGHT TO MAKE OR PASS ON, AND SHALL TAKE ALL MEASURES NECESSARY TO INSURE THAT NEITHER IT NOR ANY OF ITS EMPLOYEES OR AGENTS MAKES OR PASSES ON, OR ATTEMPTS TO MAKE OR PASS ON, ANY SUCH REPRESENTATION OR WARRANTY ON BEHALF OF SCHOLASTIC TO ANY END USER, DEALER OR OTHER THIRD PARTY.

15.7 INDEMNIFICATION BY SCHOLASTIC. Scholastic shall defend, at its sole expense, any suit or proceeding brought against Distributor insofar as such suit or proceeding shall be based upon a claim in respect of any of the warranties set forth in Section 15.4(a) hereof. Scholastic shall pay any damages and costs finally awarded by a court against Distributor on such a claim, provided that:

        (a) Scholastic shall have been promptly notified of the suit or claim by Distributor and provided with a copy of each communication, notice or other action relating to said claim;

        (b) Scholastic shall have the right to assume sole authority to conduct the trial or settlement of such claim or any, negotiations related thereto at Scholastic's expense; and

        (c) Distributor shall have provided Scholastic all information and assistance reasonably requested by Scholastic in connection with such claim or suit.

The foregoing shall not apply, and Scholastic shall have no obligations to Distributor to the extent any such claim is based on (x) any use of any Translated Unit in combination with any product, equipment, software or data not manufactured or marketed by Scholastic or identified by Scholastic as being compatible with any Translated Unit, (y) any alteration or modification of any Translated Unit beyond those permitted hereunder, or (z) marketing, distribution or use of any Translated Units after written notice that Distributor should cease such activity due to such claim.

16.     TERMINATION

16.1. Without prejudice to any other rights or remedies available to Scholastic, Scholastic shall have the right, in its sole discretion, to immediately terminate this Agreement upon written notice to Distributor in the event of the occurrence of one or more of the following:

        (a) Distributor discontinues its marketing and distribution business or fails to meet the Release Date through no fault of delay caused by Scholastic; or

        (b) Scholastic is prevented from manufacturing, publishing, distribu-ting, marketing, selling, licensing or providing any Product or Unit by law or as a result of a suit, claim or proceeding (including settlement thereof) brought by a third party against Scholastic; or

        (c) Distributor (i) asserts any Intellectual Property Right in or to any Translated Product, Product, Scholastic Property or any material provided by Scholastic or (ii) fails to perform any obligation, warranty, duty or responsibility, or is in breach of or in default, with respect to any other term or condition undertaken by Distributor under this Agreement which pertains to or affects any other proprietary right of Scholastic; or

        (d) Distributor fails to make any payment or furnish any statement as herein provided and such failure continues for a period of five (5) days following receipt of notice of such failure; or

        (e)    there  is  any  violation  of  Section  3.1  hereof;  or

        (f) subject to Section 19.7 hereof, an event therein described occurs; or

        (g) Distributor makes any assignment for the benefit of creditors or files a petition in bankruptcy or is adjudged bankrupt or becomes insolvent or is placed in the hands of a receiver or if the equivalent of any of the proceedings or acts referred to in this clause, though known and/or designated by some other name or term in any part of the Territory, shall occur; or

        (h) Distributor breaches any other material term or provision of this Agreement and fails to cure such breach within ten (10) days after Scholastic delivers written notice thereof to Distributor.

16.2. Distributor shall have the right to terminate this Agreement in the event Scholastic (a) breaches a material term or provision of this Agreement and fails to cure such breach within ten (10) days after Distributor delivers written notice thereof to Scholastic, or (b) makes any assignment for the benefit of creditors or files a petition in bankruptcy or is adjudged bankrupt or becomes insolvent or is placed in the hands of a receiver or if the equivalent of any of the proceedings or acts referred to in this clause, though known and/or designated by some other name or term in any part of the Territory, shall occur.

16.3. For purposes of this Agreement, any act or failure to act by any third party contractor of Distributor, or any employee of Distributor or such third party contractor shall be deemed an act or failure to act by Distributor.

16.4.   Subject  to  Distributor's  limited sell-off right pursuant  to  Section
8.2 above, on the Termination Date, all rights granted to Distributor under or pursuant to this Agreement shall revert to Scholastic, and Distributor shall no longer distribute any Translated Units.

16.5. No expiration or termination of this Agreement shall release Distributor from its obligation to pay Scholastic the Minimum Guarantee and any amounts payable to Scholastic under this Agreement which accrued prior to the Termination Date or which may accrue after the Termination Date.

16.6. In the event of the expiration or termination of this Agreement for any reason (including a material breach of this Agreement by Scholastic), subject to Distributor's limited right of sell-off set forth in Section 8.2 hereof, Distributor shall promptly deliver to Scholastic Translated Promotional Materials and all materials provided by Scholastic (including all copies thereof). Distributor further agrees that Scholastic and its agents, employees, and representatives shall have the right, with prior notice to Distributor, to enter Distributor's premises in order to take repossession of such Translated Promotional Materials and materials, in which case Distributor shall forthwith surrender to Scholastic such materials. In no event shall Distributor have any right to (a) recover or obtain any Intellectual Property Rights or other rights in or to any Product, Translated Product, promotional material, Translated Promotional Material or any material provided by Scholastic, or (b) enjoin or otherwise interfere with Scholastic's development, licensing, publishing, marketing, distribution or provision of any Product or Translated Product.

16.7. Except as set forth in Section 16.2 above, no breach of this Agreement by Scholastic shall entitle Distributor to terminate or rescind this Agreement or to injunctive or other equitable relief, it being agreed that Distributor's sole remedy, if any, in the event of such a breach shall be an action for damages.

16.8. The obligations in this Agreement which are intended, by their terms or by necessary implication, to survive the expiration or termination of this Agreement shall so survive. In addition, and without limiting the generality of the preceding sentence, Sections 3.2, 7.4, 7.6, 11 through 15, 17, 18 and 19 hereof shall survive the expiration or termination of this Agreement for any reason.

17.     INDEPENDENT  CONTRACTOR  NO  AGENCY

17.1. Distributor is, and shall remain, an independent contractor with respect to services performed pursuant to this Agreement.

17.2. Personnel supplied by Distributor shall work exclusively for same and shall not, for any purpose, be considered employees or agents of Scholastic. Distributor assumes full responsibility for the actions of such personnel while performing services pursuant to this Agreement and shall be exclusively responsible for, shall solely bear the costs and expenses of, and shall indemnify Scholastic and hold it harmless from claims relating to, their super-vision, daily direction and control (including without limitation Distributor's and such personnel's compliance with any applicable laws), compensation, benefits (including without limitation any pension or welfare plan and workers' compensation program) and taxes (including without limitation any withholding taxes, payroll taxes, disability insurance payments, unemployment taxes, and other similar taxes, assessments, contributions or charges on the payments made or required to be made by Distributor to such personnel). Distributor shall file all returns and reports that may be required by any governmental or professional agency with respect to any of the foregoing.

17.3 Scholastic shall have no obligation whatsoever to compensate Distributor or any person or entity engaged by Distributor on account of any damages or injuries which Distributor or such person or entity may sustain as a result or in the course of the performance by such person or entity of services for or on behalf of Distributor pursuant to this Agreement.

17.4. Nothing contained herein shall be construed to constitute either of the parties as principal and agent, employer and employee, partners or joint venturers, nor shall any similar relationship be deemed to exist between the parties. Except as specifically provided herein, neither party shall have any power to obligate or bind the other party.

18.     INSURANCE

Distributor shall maintain in full force and effect at all times while this Agreement is in effect and for two (2) years thereafter comprehensive general and commercial liability insurance, including broad form contractual and products liability coverage waiving subrogation with combined single limits of no less than two million dollars ($2,000,000) and naming Scholastic as an additional insured. Distributor shall deliver to Scholastic a certificate or certificates of insurance evidencing satisfactory coverage and indicating that Scholastic shall receive written notice of cancellation, non-renewal or any material change in coverage at least thirty (30) days prior to the effective date thereof. All insurance required hereunder shall be written by reputable insurers accorded a rating by A.M. Best Company, Inc. of B+:Vll or higher at the time of issuance of any policy pertaining to such insurance. Compliance herewith in no way limits Distributor's indemnity obligations, except to the extent that Distributor's insurance company actually pays Scholastic amounts which Distributor would otherwise pay Scholastic.

19.     GENERAL  PROVISIONS

19.1. NOTICES. All notices which either party is required or may desire to serve upon the other party shall be in writing and in English, addressed to the party to be served as follows:

        (a)    if  to  Scholastic:
               Scholastic  Inc.
               555  Broadway
               New  York,  NY  10012
               Attention:  Senior  Vice  President-Business  and  Legal  Affairs
               Telephone:  (212)  343-6633
               Facsimile:  (212)  343-6965

               and

               Scholastic  Inc.
               568  Broadway
               New  York,  NY  10012
               Attention:  International  Marketing  Manager
               Telephone:  (212)  343-7178
               Facsimile:  (212)  343-4951

        (b)    if  to  Distributor:
               Star  E-Media  Corporation

               188  Technology  Drive,  Suite  B
               Irvine,  CA  92618
               Attention:  Gene  Abbadessa
               Telephone:  (949)  727-0012
               Facsimile:  (949)  727-0030

Any such notice may be served personally or by courier, mail (postage prepaid), facsimile (provided oral confirmation of receipt is immediately obtained or a hard copy is concurrently sent by internationally commercially recognized overnight delivery service) or internationally commercially recognized overnight delivery service. Notice shall be deemed served upon the date sent; provided however, that Scholastic shall be deemed to have been served with a notice of a request for approval of materials under this Agreement only upon Scholastic's actual receipt of the request and of any required accompanying materials. Materials, including language, which require approval by Scholastic shall be sent by mail (postage prepaid), internationally commercially recognized over-night delivery service, or served personally or by courier. Either party may change the address to which notices are to be delivered by written notice to the other party served as provided in this Section 19.1.

19.2. ENTIRE AGREEMENT. This Agreement, together with the exhibit attached hereto and hereby incorporated herein by reference, constitutes the complete, final and exclusive understanding and agreement between Scholastic and Distributor with respect to the transactions contemplated herein, and supersedes any and all prior or contemporaneous oral or written representation, under-standing, agreement, correspondence or communication between Scholastic and Distributor concerning the subject matter hereof. Neither party is relying upon any warranties, representations, assurances or inducements not expressly set forth herein.

19.3. AMENDMENTS. All amendments or modifications of this Agreement shall be binding upon the parties despite any lack of consideration so long as the same shall be in writing and executed by each of the parties hereto. It is expressly understood and agreed that no usage of trade or other regular practice or method of dealing between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement or any part hereof.

19.4. WAIVER. No waiver of any provision of this Agreement or any rights or obligations of either party hereunder shall be effective, except pursuant to a written instrument signed by the party waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

19.5. NO OTHER OBLIGATIONS. Neither party shall have any obligation that is not expressly set forth in this Agreement.

19.6. CUMULATIVE REMEDIES. Except as may be specifically set forth in this Agreement with respect to certain matters, the rights and remedies of each party as set forth in this Agreement are not exclusive and are in addition to any other rights and remedies provided under this Agreement or now or hereafter provided by law.

19.7. FORCE MAJEURE. Neither party shall be deemed in default hereunder, nor shall it hold the other party responsible for, any cessation, interruption or delay in the performance of its obligations hereunder due to causes beyond its reasonable control including, but not limited to: earthquake, flood, fire, storm or other natural disaster, epidemic, accident, explosion, casualty, act of God, lockout, strike, labor controversy or threat thereof, riot, insurrection, civil disturbance or commotion, boycott, disruption of the public markets, war or armed conflict (whether or not officially declared), sabotage, act of a public enemy, embargo, delay of a common carrier, the inability to obtain sufficient material, supplies, labor, transportation, power or other essential commodity or service required in the conduct of its business, or any change in or the adoption of any law, ordinance, rule, regulation, order, judgment or decree; provided that the party relying upon this Section 19.7 (a) shall have given the other party written notice thereof promptly and, in any event, within five (5) days of discovery thereof and (b) shall take all steps reasonably necessary under the circumstances to mitigate the effects of the force majeure upon which such notice is based; provided further, that in the event of a force majeure described in this Section 19.7 extends for a period in excess of thirty (30) days, the other party may, pursuant to Section 16 hereof, immediately terminate this Agreement.

19.8. NO THIRD PARTY BENEFICIARIES. Except as expressly provided in Section 14 hereof, nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions contained herein.

19.9. ASSIGNMENT. Scholastic shall have the right at any time to assign, delegate or otherwise transfer this Agreement, in whole or in part, or any or all of Scholastic's rights, duties or obligations hereunder to any third party. This Agreement and Distributor's rights, duties and obligations hereunder are personal to Distributor and may not be assigned, delegated or otherwise transferred by Distributor, or by operation of law, without the prior written consent of Scholastic, which consent may be granted or withheld by Scholastic in its sole discretion. Without limiting the materiality of any other term of this Agreement, any attempted assignment, delegation or other transfer (including without limitation any license or sublicense, mortgage or pledge) without such consent shall be null and void and shall constitute a material breach of this Agreement. The sale, transfer or encumbrance of fifty percent (50%) or more of the ownership interest in, or outstanding voting stock of, Distributor, or the merger of Distributor into or with any other third party or entity, shall be deemed an assignment for purposes of this Section 19.9.

19.10. FURTHER ASSURANCES. Distributor agrees to do and perform all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents necessary or that Scholastic may deem advisable in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm Scholastic's rights hereunder.

19.11. CONSTRUCTION. This Agreement shall be fairly interpreted and construed in accordance with its terms and without strict interpretation or construction in favor of or against either party. Distributor has had the opportunity to consult with counsel in the negotiation of this Agreement.

19.12. HEADINGS. The section and paragraph headings appearing in this Agreement are inserted only as a matter of convenience. Such headings in no way define, govern, limit, modify or construe the scope or extent of the provisions of this Agreement to which they may relate and therefore shall not be given any legal effect.

19.13. SEVERABILITY. While the restrictions and covenants set forth in, and the other provisions of, this Agreement are considered by the parties to be reasonable under the circumstances hereof, it is recognized that restrictions and covenants of such nature may be unenforceable for reasons unforeseen. Accordingly, if any of such restrictions, covenants or provisions shall be adjudged by a court of competent jurisdiction to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the party seeking to enforce such restriction, covenant or provision, but would be valid if part of the wording thereof were deleted or the time periods (if any) thereof were reduced or the range of activities or area dealt with thereby reduced in scope, such restriction, covenant or provision shall apply with such modifications as may be necessary to make it valid and effective. In the event that any provision of this Agreement should be found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

19.14. GOVERNING LAW, FORUM AND JURISDICTION. The validity, construction, interpretation and legal effect of this Agreement shall be governed by the laws and judicial decisions of the State of New York and the U.S. without giving effect to principles of conflicts of law. Scholastic and Distributor expressly agree that any action at law or in equity arising out of or relating to this Agreement shall be filed only in the courts of the State of New York, or the United States District Court for the Southern District of New York. The parties hereby consent and submit to the personal jurisdiction of such courts for the purposes of litigating any such action.

19.15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall be deemed an original and all of which together shall constitute one and the same instrument. IN WITNESS WHEREOF, the duly authorized representatives of each of the parties hereto have entered into this Agreement as of the Effective Date.


SCHOLASTIC INC.                          STAR E-MEDIA CORPORATION

By   /s/  Leonard Mlodinow               By   /s/  E.G. Abbadessa
  ------------------------                 ----------------------
Name:   Leonard  Mlodinow                Name:   E. G. Abbadessa
     --------------------                     ------------------
Title:   Vice President                  Title:   President
      -----------------                          ------------
Date:   May 3, 2001                       Date:   April 16, 2001
     --------------                            -----------------

                                    EXHIBIT A
                                    ---------
                     PRODUCTS AND TRANSLATED UNIT ROYALTIES
                     --------------------------------------
PRODUCTS
--------
I'm  Ready  for  Kindergarten:  Huggly's  Turtle  Rescue
I'm  Ready  for  Kindergarten:  Huggly's  Sleepover
Usborne's  Animated  First  Thousand  Words
Scholastic  SuperPrint  Deluxe
Math  Shop  Deluxe
Why  Mosquitoes  Buzz  in  People's  Ears
Chato's  Kitchen


TRANSLATED  UNIT  ROYALTIES
---------------------------
- For I'm Ready for Kindergarten: Huggly's Turtle Rescue: One dollar and fifty cents ($1.50) per each Translated Unit sold.
- For I'm Ready for Kindergarten: Huggly's Sleepover: One dollar and fifty cents ($1.50) per each Translated Unit sold.
- For Usborne's Animated First Thousand Words: One dollar and fifty cents ($1.50) per each Translated Unit sold.
- For Scholastic SuperPrint Deluxe: One dollar and fifty cents ($1.50) per each Translated Unit sold.
- For Math Shop Deluxe: One dollar and fifty cents ($1.50) per each Translated Unit sold.
- For Why Mosquitoes Buzz in People's Ears: One dollar and fifty cents ($1.50) per each
Translated  Unit  sold.
- For Chato's Kitchen: One dollar and fifty cents ($1.50) per each Translated Unit sold.

                                    EXHIBIT B
                                    ---------
    TRANSLATED PRODUCTS. SCHOLASTIC PURCHASE PRICES AND SCHOLASTIC ROYALTIES
    ------------------------------------------------------------------------

TRANSLATED  PRODUCTS
--------------------
Usborne's  Animated  First  Thousand  Words
Math  Shop  Deluxe
Scholastic  SuperPrint  Deluxe
Why  Mosquitoes  Buzz  in  People's  Ears
Chato's  Kitchen
I'm  Ready  for  Kindergarten:  Huggly's  Sleepover
I'm  Ready  for  Kindergarten:  Huggly's  Turtle  Rescue

SCHOLASTIC  PURCHASE  PRICES
----------------------------
Two dollars and fifty cents ($2.50) per Translated Jewel Unit Three dollars and fifty cents ($3.50) per Translated Unit

SCHOLASTIC  ROYALTIES
---------------------
Fifty cents ($.50) per each Translated Unit or Translated Jewel-Case Unit sold. Scholastic Royalties shall only apply to Translated Units and/or Translated
Jewel-Case  Units  that  are  created  by  Distributor  and  do  not incorporate
Scholastic Translations. Scholastic shall not pay Scholastic Royalties on the following Translated Units, and/or Translated Jewel-Case Units which will be created using Scholastic Translations: Usborne's Animated First Thousand Words; I Spy; and I'm Ready for Kindergarten:
Huggly's  Sleepover.

                                 SCHOLASTIC INC.
                                  AMENDMENT TO
                             DISTRIBUTION AGREEMENT
                                DATED MAY 1, 2000

This Amendment is entered into and effective as of March 8, 2001 between Scholastic Inc., a New York corporation with offices at 555 Broadway, New
York, New York 10012 ("Scholastic"); and Star E-Media, a Nevada corporation with offices at 188 Technology Drive, Suite B, Irvine, California 92618
("Distributor"), and sets forth the amendment to the Distribution Agreement dated March 15, 1999 between the parties (the "Agreement").

Whereas  Scholastic  and  Distributor  desire to amend the Agreement as follows:

1.     SECTION  5.1  MARKETING  COMMITMENT  is  amended by adding the following:
Distributor shall submit a marketing plan to Scholastic for the Translated Products, I Spy and I Spy Spooky Mansion and I Spy Junior, no later than July 1, 2001.

2.     SECTION  2.1  TERM  is  amended  by  adding  the  following:
For the Translated Products and Translated Units, I Spy and I Spy Spooky Mansion and I Spy Junior, the Term of this Agreement shall commence upon March 8, 2001 (provided that this Amendment has been fully executed and delivered by both parties), and shall continue until March 7, 2003 (the "Second Termination Date") unless terminated earlier in accordance with Section 16.1 or Section 16.2 hereof.

3.     SECTION  5.4  RELEASE  DATE  is  amended  by  adding  the  following:
Distributor shall release for sale the Translated Units, I Spy and I Spy Spooky Mansion and I Spy Junior, in the Territory on the following date (the "Second
Release  Date")  by  December  1,  2001.

4.     SCHOLASTIC  ROYALTIES  is  amended  by  adding  the  following:
Scholastic shall not pay Scholastic Royalties on the following Translated Units and/or Translated Jewel-Case Units, which will be created using Scholastic
Translations:  I  Spy.

5.     SECTION  8.1.  MINIMUM  GUARANTEE is amended by deleting the "AND" before
                                                                    -----
"(B)"  and  by  adding  the  following:
  ---
       ; (c) twenty-three thousand one hundred fifteen dollars ($23,115.00) for the Translated Units I Spy and I Spy Spooky Mansion and I Spy Junior upon mutual execution of this Amendment; and (d) eleven thousand three hundred eighty-five dollars ($11,385.00) for the Translated Units I Spy and I Spy Spooky Mansion and I Spy Junior on or before May 1, 2001.

6.     EXHIBIT  A.  PRODUCTS  is  amended  by  adding  the  following:

       I  Spy
       I  Spy  Spooky  Mansion
       I  Spy  Junior

7. SECTION 16.1(A) is amended by deleting its entirety and replacing it with the following:

       (a) Distributor discontinues its marketing and distribution business or fails to meet the Release Date or the Second Release Date; or

8.     EXHIBIT  A. TRANSLATED UNIT ROYALTIES is amended by adding the following:

       - For I Spy: One dollar and fifty cents ($1.50) per each Translated Unit sold.
       - For I Spy Spooky Mansion: One dollar and fifty cents ($1.50) per each Translated Unit sold.
       - For I Spy Junior: One dollar and fifty cents ($1.50) per each Trans-lated Unit sold.

9.     EXHIBIT  B.  TRANSLATED  PRODUCTS  is  amended  by  adding the following:

       I  Spy
       I  Spy  Spooky  Mansion
       I  Spy  Junior

All other terms and conditions of the Agreement shall remain in full force and effect. All defined terms in this Amendment shall have the same definitions as those defined terms set forth in the Agreement.

Accepted  and  agreed  to  effective  as  of  the date first set forth above by:

SCHOLASTIC:                                DISTRIBUTOR:

SCHOLASTIC  INC.                           STAR  E-MEDIA  CORPORATION

By   /s/  Leonard  Mlodinow                By   /s/  E.G.  Abbadessa
  -------------------------                  -----------------------
Name:   Leonard  Mlodinow                  Name:   E.  G.  Abbadessa
     --------------------                       --------------------
Title:   Vice  President                   Title:   President
      ------------------                         ------------

                                 SCHOLASTIC INC.
                                 AMENDMENT #2 TO
                             DISTRIBUTION AGREEMENT
                                DATED MAY 1, 2000

This Amendment #2 is entered into and effective as of June 1, 2001 between Scholastic Inc., a New York corporation with offices at 555 Broadway, New York, New York 10012 ("Scholastic"); and Star E-Media, a Nevada corporation with offices at 188 Technology Drive, Suite B, Irvine, California 92618
("Distributor"), and sets forth the amendment to the Distribution Agreement dated March 15, 1999 between the parties (the "Agreement") and the amendment dated March 8, 2001 between the parties (the Amendment").
Whereas  Scholastic  and  Distributor  desire to amend the Agreement as follows:

1. SECTION 1.12 TRANSLATED PRODUCT OR TRANSLATED PRODUCTS is amended by deleting its entirety and replacing it with the following:

Translated Product or Translated Products means the Translated version of the Products in the Spanish language only as a bilingual Spanish/English Translated Product or Translated Unit.

2.     SECTION  2.1  TERM  is  amended  by  adding  the  following:

For the Translated Products and Translated Units, Clifford Reading and Clifford Thinking Adventures and I Spy Junior: Puppet Playhouse, the Term of this Agreement shall commence upon June 1, 2001 (provided that this Amendment has been fully executed and delivered by both parties), and shall continue until May 31, 2003 (the "Third Termination Date") unless terminated earlier in accordance with Section 16.1 or Section 16.2 hereof.

3.     SECTION  5.1  MARKETING  COMMITMENT  is  amended by adding the following:

Distributor shall submit a marketing plan to Scholastic for the Translated Products, Clifford Reading and Clifford Thinking Adventures and I Spy Junior:
Puppet  Playhouse,  no  later  than  November  30,  2001.

4.     SECTION  5.4  RELEASE  DATE  is  amended  by  adding  the  following:

Distributor shall release for sale the Translated Units, Clifford Reading and Clifford Thinking Adventures and I Spy Junior: Puppet Playhouse, in the Territory on the following date (the "Third Release Date") by December 31, 2001.

5. SECTION 8.1. MINIMUM GUARANTEE is amended by deleting the " before " and by adding the following:

-; (e) eleven thousand dollars ($11,000.00) for the Translated Units, Clifford Reading and Clifford Thinking Adventures and I Spy Junior: Puppet Playhouse, upon mutual execution of this Amendment; (f) thirteen thousand dollars ($13,000.00) for the Translated Units, Clifford Reading and Clifford Thinking Adventures and I Spy Junior: Puppet Playhouse, on or before February 1, 2002;
(g) eleven thousand dollars ($11,000.00) for the Translated Units, Clifford Reading and Clifford Thinking Adventures and I Spy Junior: Puppet Playhouse, on or before April 1, 2002; and (h) four thousand dollars ($4,000.00) for the Translated Unit, I Spy Junior: Puppet Playhouse, on or before July 1, 2002.

6. SECTION 16.1(A) is amended by deleting its entirety and replacing it with the following:

(a) Distributor discontinues its marketing and distribution business or fails to meet the Release Date or the Second Release Date or the Third Release Date through no fault of delay caused by Scholastic; or

7.     EXHIBIT  A.  PRODUCTS  is  amended  by  adding  the  following:

Clifford  Reading
Clifford  Thinking  Adventures
I  Spy  Junior:  Puppet  Playhouse

8.     EXHIBIT  A. TRANSLATED UNIT ROYALTIES is amended by adding the following:

     - For Clifford Reading: One dollar and fifty cents ($1.50) per each Translated Unit sold.
     - For Clifford Thinking Adventures: One dollar and fifty cents ($1.50) per each Translated Unit sold.
     - For I Spy Junior: Puppet Playhouse: One dollars and fifty cents ($1.50) for each Translated Unit sold.

9.     EXHIBIT  B.  TRANSLATED  PRODUCTS  is  amended  by  adding the following:

Clifford  Reading
Clifford  Thinking  Adventures
I  Spy  Junior:  Puppet  Playhouse

10.    EXHIBIT  B.   SCHOLASTIC   PURCHASE  PRICES  is  amended  by  adding  the
following:

For the Translated Units, Clifford Reading and Clifford Thinking Adventures and I Spy Junior: Puppet Playhouse only:
Three  dollars  and  fifty  cents  ($3.50  per  Translated  Jewel-Case  Unit
Four  dollars  and  fifty  cents  ($4.50)  per  Translated  Unit.

All other terms and conditions of the Agreement as amended shall remain in full force and effect. All defined terms in this Amendment #2 shall have the same definitions as those defined terms set forth in the Agreement as amended. Accepted and agreed to effective as of the date first set forth above by:

SCHOLASTIC:                               DISTRIBUTOR:


SCHOLASTIC  INC.                          STAR  E-MEDIA  CORPORATION

By   /s/  Leonard  Mlodinow               By   /s/  E.G.  Abbadessa
  -------------------------                 -----------------------
Name:   Leonard  Mlodinow                 Name:   E.  G.  Abbadessa
     --------------------                      --------------------
Title:   Vice  President                  Title:   President
      ------------------                        ------------
Date:   May  3,  2001                     Date:   April  16,  2001
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